GUM TECH INTERNATIONAL, INC.
                              4205 North 7th Avenue
                                Phoenix, AZ 85013

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 13, 1997


     To the shareholders of Gum Tech International, Inc.:

     The Annual Meeting of the shareholders of Gum Tech International, Inc. (the "Company") will be held at the Company's manufacturing facility, 246 East Watkins Street, Phoenix, Arizona 85004, at 10:00 A.M. on June 13, 1997, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect six directors of the Company.

     2. To approve an increase in the number of shares reserved for issuance under the Company's 1995 Stock Option Plan from 1,200,000 shares to 2,000,000 shares.

     3. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 23, 1997 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Jeffrey L. Bouchy
                                            Secretary

April 25, 1997

                                 PROXY STATEMENT

                          GUM TECH INTERNATIONAL, INC.
                              4205 North 7th Avenue
                                Phoenix, AZ 85013
                            Telephone: (602) 277-0606

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 13, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gum Tech International, Inc. (the "Company"), a Utah corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 A.M. on June 13, 1997, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 25, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named and for the proposed increase in Common Stock reserved for issuance under the 1995 Stock Option Plan. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve all proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 23, 1997 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 4,948,740 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of the date of this Report, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons (unless otherwise noted in the footnotes below) is in care of the Company at 4205 North 7th Avenue, Phoenix, Arizona 85013.

                                             Amount of                 Percent of
Name                                         Ownership                    Class
----                                         ---------                    -----
Gerald N. Kern(1)                             300,000                      5.7
Richard Ratcliff(2)                           468,000                      8.6
Gary S. Kehoe(3)                              290,000                      5.6
Jeffrey L. Bouchy(4)                          102,000                      2.0
Gregory W. Gossett                            265,000                      5.4
William G. Meris(5)                            20,000                       .4
Richard Bernstein(6)                           30,000                       .6
Riverlux Trust REG(7)                         645,265                     13.0
Karl B. Berger(8)                             450,000                      8.8
Bruce Jorgenson(9)                            250,000                      5.1
Robert J. Kwait(10)                            20,000                       .4
Lester Goldstein(11)                           50,000                      1.0
All officers and directors as
a group (9 persons)
(1)(2)(3)(4)(5)(6)(10)(11)                  1,280,000                     20.7
----------

(1) Includes options to purchase 50,000 shares at $6.00 per share until August 1999 and 250,000 shares at $6.125 per share until December 1999. Does not include an option to purchase 50,000 shares from Mr. Ratcliff at $6.00 per share. See "Certain Transactions."
(2) Includes options held by Mr. Ratcliff and members of his family to purchase up to 468,000 shares at $1.50 per share until March 1998. Includes an option held by Mr. Kern to purchase 50,000 shares from Mr. Ratcliff at $6.00 per share. See "Certain Transactions."
(3) Includes warrants to purchase 100,000 shares at $2.00 per share in perpetuity and options to purchase 50,000 shares at $2.00 per share until June 1998 and 100,000 shares at $6.125 at any time until December 1999.
(4) Includes options to purchase 20,000 shares at $2.00 per share until June 1998, 20,000 shares at $2.00 per share until October 1998 and 60,000 shares at $6.125 per share until December 1999.

(5) Includes options to purchase 20,000 shares at $6.125 per share until August 1999.
(6)  Represents  options to purchase  30,000 at $6.125 per share until  December
     1999.
(7) Riverlux Trust REG, whose address is Baahofstrasse 23, CH 6301, Zug, Switzerland, is a Liechtenstein company wholly owned and controlled by Willy P. Verhaegen, Hans P. Bruellman and Doris Moeckli.
(8) Includes warrants to purchase 150,000 shares at $2.00 per share exercisable in perpetuity. Mr. Berger's address is 97 Patterson Road, Joliet, Illinois 60434.
(9)  Dr. Jorgenson's address is 1580 Antelope Drive, #100, Layton, Utah 84041.
(10) Includes options to purchase 20,000 shares at $6.375 per share until January 2000.
(11) Represents options to purchase 50,000 shares at $6.125 per share until December 1999.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect six directors of the Company. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.

       Name                   Age                         Position
       ----                   ---                         --------
Richard Ratcliff(1)(2)         62        Chairman of the Board of Directors and Senior Vice
                                         President
Gerald N. Kern(1)(2)           59        Chief Executive Officer, President and Director
Lester Goldstein               52        Executive Vice President of Operations
Gary S. Kehoe                  38        Chief Operating Officer and Director
Richard Bernstein              36        Vice President of Marketing and Director
Roy Kaplan                     62        Vice President of Sales
Jeffrey L. Bouchy              31        Secretary, Treasurer and Chief Financial Officer
William G. Meris(1)            31        Director
Robert J. Kwait(2)             61        Director
----------

(1)      Member of the Audit Committee.
(2)      Member of the Stock Option Plan/Compensation Committee.

     Directors hold office for a period of one year from their election at the annual meeting of stockholders or until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. In August 1996 and May 1996, respectively, Messrs. Earl K. Manhold III and Robert H. Wood resigned as directors and in August 1996, Mr. Meris was elected a director. In August 1996, (i) Mr. Ratcliff resigned as the Company's Chief Executive Officer and was appointed its Chairman and Senior Vice President, (ii) John E. Epert resigned as President of the Company and was appointed its Vice Chairman and Executive Vice President and (iii) Gerald N. Kern was appointed Chief Executive Officer, President and a director. On December 5, 1996, Mr. Epert and Gregory W. Gossett resigned as officers and directors and Robert J. Kwait was appointed as a director. Woodrow C. Monte resigned as a director in October 1996.

Background

     The following is a summary of the business experience, for at least the last five years, of each executive officer and director of the Company:

     Richard Ratcliff became Chief Executive Officer and a director of the Company in March 1995. Mr. Ratcliff was the co-founder with Mr. Epert and an executive officer of Food For Health Co., Inc., a health food distributor, from 1971 until he sold the company with Mr. Epert in 1991. From 1991 until he became Chief Executive Officer of the Company in March 1995, he was a passive investor for his own account. Since 1991, he has also been President of Niche, Inc., a privately-held company through which he provides consulting services on matters relating to the natural food industry. Mr. Ratcliff is also (i) a director of First Community Financial Corp., an asset-based lender, and (ii) was formerly a director of Interhealth Nutritionals, Inc., a privately-held producer of health food ingredients, including ingredients used by the Company in one of its chewing gum products. See "Certain Transactions." Mr. Ratcliff resigned as the Company's Chief Executive Officer in August 1996 and is currently Chairman of the Board of Directors and Senior Vice President of the Company. He devotes such time as is necessary to the Company's affairs.

     Gerald N. Kern became the Company's Chief Executive Officer, President and a director in August 1996. From 1983 to 1994, he was President and Chief Operating Officer of Meditech Pharmaceuticals, Inc., a manufacturer of proprietary drugs. From August 1994 until August 1996, he was President of Aura Interactive, a manufacturer of interactive consumer products. Prior to serving at Meditech, Mr. Kern was the Executive Vice President and Chief Operating Officer of Max Factor, one of the world's largest cosmetics companies, from 1977 to 1980. Mr. Kern was a division President and corporate Vice President for International Playtex from 1967 to 1977.

     Lester Goldstein was employed by Aura Systems from 1992 until he joined the Company in November 1996 as an associate division manager, Vice President of Consumer Products and ultimately Executive Vice President of Operations. From 1989 to 1992, he was employed by TRW and from 1981 to 1989 by Rockwell International. Mr. Goldstein earned a B.A. degree from Hofstra University, and an M.S. and Ph.D degree in Physics from Polytechnic Institute of Brooklyn.

     Gary S. Kehoe was employed by LifeSavers Company, a division of Nabisco Food Group, Inc., in various capacities from 1976 until he joined the Company in June 1995 as its Chief Operating Officer and a director. As a Senior Food Technologist for LifeSavers, Inc., Mr. Kehoe developed six bubble gum flavors and was listed as an inventor or co-inventor on 12 U.S. chewing gum patents filed by Lifesavers, Inc.

     Richard Bernstein joined the Company in January 1996 as its Vice President of Marketing. Since 1991, he has also been President, a director and principal stockholder of Bernstein Bros. Marketing Corporation (doing business as National Distributing). National Distributing markets retail consumer products including the Company's ChromaTrim and CitrusSlim chewing gum products. See "Certain Transactions." Mr. Bernstein graduated from the University of Southern California in 1981 with a Bachelor of Science degree and became a director of the Company in April 1995. He devotes such time as is necessary to the Company's affairs.

     Roy Kaplan was the President of Mayday, Inc., a manufacturer of motion sickness products from 1989 to 1997. From 1984 to 1989, he was Vice President and General Sales Manager of Mass Industries. He joined the Company in January 1997.

     Jeffrey L. Bouchy earned his Bachelor of Science degree in Accounting from Arizona State University in 1989 and his Master of Science degree in Sports Management from West Virginia University in 1992. From 1992 to 1993, he was assistant to the Director of Finance at the Charlotte Coliseum, a sports and events facility in Charlotte, North Carolina. From 1993 until 1994, he was President of Southwest Food Services, Inc., a privately-held fast food franchise based in Phoenix, Arizona. From 1994 until he joined the Company in May 1995 as its Chief Financial Officer, he was a production manager at Fun Tees, Inc., a privately-held apparel manufacturer.

     William G. Meris was employed by Prudential Securities, Inc. from 1987 until 1994, first as an intern in the Corporate Finance Department, and then as a retail stockbroker from 1989 until April 1994. Subsequently, he was employed as a retail stockbroker by Franklin-Lord, Inc. from May 1994 to August 1994. From October 1994 until March 1995, Mr. Meris was a co-owner of Cyberia, Inc., a virtual reality entertainment firm. From January 1995 until June 1995, he was also a co-manager of Meris Financial, Inc., a private investment and consulting company. Since June 1995, Mr. Meris has been President of WGM Corporation, which acts as the General Partner of The Monolith Fund, a private investment limited partnership. He is also a director of Interhealth Nutritionals, Inc. and the Chief Executive Officer of the Orlando Predators, Inc. He earned a Bachelor of Science degree in Business Administration from Arizona State University.

     Robert J. Kwait has been the President and controlling stockholder of Robert J. Kwait & Associates, Inc. ("RJK") since 1981. RJK develops store brands for retailers and contract manufacturers and has specialized in introducing store brands for feminine hygiene, adult incontinence, sun care, vitamins, diagnostics, infant products and over-the-counter cold remedies to drug store chains. RJK serves as a manufacturing consultant and as a sales representative.

As a manufacturing consultant, RJK assists manufacturers in product development, pricing strategies, packaging issues, marketing programs and retail trade relations. As a sales representative, RJK introduces new products, develops packaging, creates customer marketing programs for individual retailers and provides retailers with industry updates including key market trends. Mr. Kwait earned a Bachelor of Arts degree from Boston University and a Juris Doctorate degree from Case Western Reserve University Law School.

Information With Respect to Delinquent Filers

     Three of the Company's directors (Messrs. Epert, Bernstein and Gossett) inadvertently failed to file one Form 4 each during the calendar year ended December 31, 1996. Messrs. Epert and Bernstein subsequently filed a Form 5 reporting the Form 4 transaction.

Significant Employee

     Richard A. Sigtermans was Manager of Quality Control and Information Systems for the Company from October 1995 until his promotion to Production Manager in September 1996. In such capacity, Mr. Sigtermans is responsible for chewing gum production and also administers the Company's management information and quality assurance departments. From 1991 to 1993, he was employed by Lifesavers Company, a division of Nabisco Food Group, Inc., in its new product development group. From 1993 until he joined the Company in October 1995, he was employed by Compac Corporation, a division of TriMas Corporation, first as its Quality Project Coordinator and then as its Computer Operations Supervisor. Mr. Sigtermans graduated from GMI Engineering & Management Institute with a Bachelor of Science degree in 1991.

Executive Compensation

     None of the Company's executive officers or directors currently receive compensation in excess of $100,000 per year except Mr. Kern, Mr. Goldstein and Mr. Kaplan. See below.

     On August 21, 1996, the Company entered into an employment agreement with Mr. Kern through December 31, 1997 extendable at the Company's option for an additional one year. Under the employment agreement, Mr. Kern receives a salary of $150,000 per year (with annual increases of $50,000 beginning in August
1997), was granted an option to purchase 50,000 shares of the Company's Common Stock at $6.00 per share under the 1995 Stock Option Plan and was advanced a loan of $66,000 from the Company. Mr. Kern will receive a bonus equal to 5% of the Company's after tax net income for the year ending December 31, 1997, if his employment is extended for the 1998 calendar year. In December 1996, the Company extended Mr. Kern's employment agreement and his stock options for three additional years through December 31, 2000.

     On September 1, 1996, the Company entered into an employment agreement with Mr. Goldstein, the Company's Vice President of Operations, terminable upon 30 days notice by either party. The employment agreement provides for a salary of $120,000 annually through December 31, 1997 and $145,000 annually for the year ending December 31, 1998. Mr. Goldstein will also receive a bonus equal to 1% of the Company's after tax net income for the years ended December 31, 1997 and 1998, prorated if his employment is terminated prior to end of either calendar year.

     On January 1, 1997, Roy Kaplan, a Vice President of the Company, entered into an employment agreement with the Company for the same employment term and providing for the same salary and bonus as Mr. Goldstein.

     The following table discloses certain compensation paid to the Company's executive officers for the years ended December 31, 1994, 1995 and 1996.

                           Summary Compensation Table
                                                                                     Long Term Compensation
                                Annual Compensation                                  Awards          Payouts
                                -------------------                                  -----------------------
    (a)          (b)          (c)         (d)             (e)              (f)            (g)             (h)              (i)
Name
and
Prin-                                                    Other                                                             All
cipal                                                   Annual         Restricted                                         Other
Posi-                                                   Compen-           Stock        Options/          LTIP            Compen-
tion            Year       Salary($)    Bonus($)        sation($)       Award(s)($)      SARS(#)       Payouts($)        sation($)
----            ----       ---------    --------        ---------       -----------      -------       ----------        ---------

Gregory W.
Gossett,        1994        26,460         0                0                0              0               0                0
President       1995           0           0            31,000(1)            0              0               0                0

Richard
Ratcliff,
Chief
Executive       1995        27,500         0                0                0         520,000(2)           0                0
Officer         1996        54,000         0                0                0              0               0                0

Gerald N.
Kern,
Chief
Executive
Director        1996        56,250         0                0                0         300,000(3)           0                0
----------

(1)  Represents consulting fees paid by the Company.
(2) Represents options to purchase up to 520,000 shares at $1.50 per share until March 1998.
(3) Represents options to purchase 50,000 shares at $6.00 per share until August 1999 and 250,000 at $6.125 per share until December 1999.

Option Grants in Last Year and Stock Option Grant

         The following table provides information on option grants during the year ended December 31, 1996 to the named executive officers:

                                                         % of Total
                                                       Options Granted
                                     Options            to Employees            Exercise             Expiration
       Name                          Granted             in the Year              Price                 Date
       ----                          -------           ---------------          --------             ----------
Gerald N. Kern                      50,000(1)               7.2%                $6.00(1)           August 1999(1)
Gerald N. Kern                     250,000                 35.7%                $6.13(1)           December1999(1)

(1)  See footnote (1) to the Summary Compensation Table.

Aggregate Option Exercise in Last Year and Year-End Option Values

     The following table provides information on the value of the named executive officer's unexercised options at December 31, 1996. An aggregate of 132,000 shares of Common Stock were acquired upon exercise of options during the year ended December 31, 1996.

                                                                                Value of Unexercised
                                    Number of Unexercised                       In-The-Money Options
                                   Options at Year End (1)                         at Year End (1)
                                   -----------------------                         ---------------

       Name                  Exercisable          Unexercisable          Exercisable          Unexercisable
       ----                  -----------          -------------          -----------          -------------
Richard Ratcliff                468,000                 0                 $2,164,500                0
Gerald N. Kern                  300,000                 0                 $    6,250                0

(1)  Based upon a price of $6.125 per share on December 31, 1996.

     The Company's nonsalaried directors receive reimbursement for out-of-pocket expenses incurred in attending Board of Directors' meetings and have been granted stock options under the Company's 1995 Stock Option Plan.

Proposal to Increase Shares Reserved Under the Company's 1995 Stock Option Plan

     In March 1995, the Company adopted a stock option plan (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, directors, key employees and consultants of the Company.

     The Plan is administered by the Compensation Committee of the Board of Directors which is comprised of a majority of nonemployee directors. At December 31, 1996, the Company had reserved 1,200,000 shares of Common Stock for issuance under the Plan and proposes to increase the number of shares reserved for issuance under the Plan to 2,000,000 shares. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only during the time the option holder is an employee of the Company or within 90 days of termination of such employment if a Registration Statement on Form S-8 ("S-8") covering the underlying shares was effective as of the date of termination of employment. If an S-8 covering the underlying shares was not effective on the date of termination, then the employee has one year following termination to exercise the options. If an employee is terminated for cause, any unexercised options will be cancelled as of the date of such termination. Options under the Plan must be granted within three years from the effective date of the Plan and the exercise date of an option cannot be later than three years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of February 28, 1997, 1,228,000 unexercised options had been granted under the Plan to executive officers and directors and were currently outstanding. The per share exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted, based on prior sales of the Company's Common Stock. The table below sets forth the total number of options issued to each executive officer and director of the Company and the exercise price. Messrs. Kehoe's and Bouchy's options are exercisable until June 1, 1998. All other options are exercisable at various times through January 2000 unless earlier exercisability is required due to termination by the option holder of his or her relationship with the Company. To date, a total of 132,000 stock options have been exercised.

                                              Total Number of
          Name of Executive                 Options Outstanding                 Exercise Price
          -----------------                 -------------------                 --------------
John E. Epert                                       20,000                           $1.80
Richard Ratcliff                                   468,000                            1.50
Gary S. Kehoe                                      150,000                      2.00 to $6.125
Jeffrey L. Bouchy                                  100,000                      2.00 to $6.125
Robert H. Wood                                      20,000                            2.00
William G. Meris                                    20,000                           6.125
Gerald N. Kern                                     300,000                      6.00 to $6.125
Lester Goldstein                                    50,000                           6.125
Robert J. Kwait                                     20,000                           6.375
Richard Bernstein                                   30,000                           6.125
Roy Kaplan                                          50,000                           6.125
                                                ----------
TOTAL                                            1,228,000
                                                ==========

     In addition to the above options issued to executive officers and directors, 202,500 options have been issued to employees ranging in exercise price from $6.125 to $6.375 per share.

     The Company has agreed to issue 100,000 options outside the Plan to two persons (50,000 options exercisable at $4.50 per share and 50,000 options exercisable at $5.00 per share) for investment banking consulting services.

     The Company's Board of Directors recommends that the shareholders approve the proposal to increase the number of shares reserved for issuance under the Plan to 2,000,000 shares. The Board of Directors believes that options issuable under the Plan assist the Company in hiring and retaining officers, directors, key employees and consultants by providing an additional financial incentive to such individuals.

                              CERTAIN TRANSACTIONS

     The Company was incorporated on February 4, 1991. Between the date of incorporation and November 1994, the Company issued an aggregate of 2,500,000 shares of its Common Stock to officers, directors and business associates for an aggregate of $29,000, or $.012 per share.

     In November 1994, Gregory W. Gossett, the Company's founder, President and majority stockholder, sold 1,550,000 shares of his Common Stock in the Company to Dale Holdings, LDC ("Dale") for $750,000, or $.48 per share. On the same date, the Company sold an additional 516,740 shares to Dale for $250,000, or $.48 per share. Accordingly, as of November 1994, Dale was the majority stockholder of the Company, owning an aggregate of 2,066,740 shares, or 68.5% of the Company's then outstanding Common Stock. At that time (and until December
1995) Dale was owned 51% by Riverlux Trust REG, a Liechtenstein company, and 49% by Brett Bouchy. In January 1995 Dale purchased 24,850 shares from Miguel Paloma, a nonaffiliated stockholder of the Company.

     In February 1995, Dale sold an aggregate of 367,150 shares of Common Stock of the Company held by it to a group of investors for $560,000, or $1.53 per share. After paying commissions of $56,000, Dale loaned the remaining $504,000 to the Company, evidenced by a promissory note bearing interest at 8% per annum, which was paid in full with proceeds of the Company's initial public offering ("IPO") in April 1996. Proceeds of the loan were used by the Company to (i) purchase inventory, (ii) provide Mr. Ratcliff with the $100,000 loan required under his employment agreement, (iii) pay cash dividends to the Company's stockholders aggregating $37,449, (iv) repay a stockholder loan in the amount of $43,000, (v) pay legal and accounting fees and (v) satisfy working capital needs, including the purchase of inventory.

     In May 1995, the Company sold 420,000 shares of its Common Stock to a group of non-affiliated investors for $1.80 per share. At the same time, Dale also sold 420,000 shares of the Company's Common Stock owned by it for $1.80 per share to a group of investors.

     In June 1995, Dale loaned the Company $346,000 evidenced by a promissory note bearing interest at 8% per annum due the earlier of June 19, 1997, or the closing date of the Offering. This second Dale loan resulted from the aforementioned sale by Dale in May 1995 of 420,000 shares of the Company's Common Stock at $1.80 per share. The two loans from Dale which aggregate $850,000 were collateralized by all of the Company's accounts receivable, inventory and equipment (subordinated to a Textron Financial Corporation equipment lease) and were repaid in full from the proceeds of the IPO.

     In April and October 1995, the Company issued 40,000 and 100,000 stock options respectively to Meris Financial Incorporated ("Meris") for consulting services rendered to the Company including services rendered in connection with the Offering. The options were exercisable at $6.00 per share and were to expire three years from the date of issuance. In March 1996, at the Company's request, Meris agreed to cancel its options in order to assist the Company in compliance with certain NASD rules which limit the number of options and warrants issuable in connection with a public offering.

     In October 1995, the Company borrowed $1,550,000 from a group of four lenders (the "1995 Bridge Loan"). As additional compensation for the 1995 Bridge Loan, the Company issued an aggregate of 465,000 common stock purchase warrants to the lenders, each such warrant exercisable to purchase one share of the Company's Common Stock at $2.00 per share exercisable in perpetuity. The Bridge Loan bore interest at 8% per annum and was repaid in full from proceeds of the IPO. The Bridge Loan lenders included Brett Bouchy, a former principal stockholder of the Company (who received 165,000 warrants), and Robert H. Wood, a former director of the Company (who received 75,000 warrants). In March 1996, Brett Bouchy sold 100,000 warrants to Gary S. Kehoe and 65,000 warrants to

Robert H. Wood, a former officer and director of the Company, for $5.00 per warrant. The purchase price was paid by the issuance of promissory notes by Messrs. Kehoe and Wood to Mr. Bouchy bearing interest at 9% per annum. The warrants are not collateral for the promissory notes. The promissory notes are due the earlier of (i) six months after the warrants are exercised or (ii) if during the period commencing from April 24, 1997 until April 24, 2000 the closing price of the Company's Common Stock on NASDAQ is $10.00 or more per share for five consecutive trading days then the promissory notes are due six months from the last such trading day. If neither event occurs, the promissory notes becomes void and of no value on April 24, 1999 and the warrants remain the property of Messrs. Kehoe and Wood. Under no circumstances will the warrants become returnable to Mr. Bouchy.

     In December 1995, Dale dissolved and issued 51% and 49% respectively of its Common Stock in the Company and its loans receivable due from the Company to Riverlux Trust REG and Brett Bouchy. Riverlux Trust REG and Brett Bouchy received 665,265 shares and 639,175 shares, respectively, of Dale's stockholdings in the Company and $433,500 and $416,500, respectively, of Dale's loans receivable from the Company. The loans were repaid in full out of proceeds of the IPO. Subsequently, Riverlux Trust REG and Mr. Bouchy each sold 20,000 shares of the Company's Common Stock to Mr. Kehoe for $2.00 per share.

     In January 1996, the Company repurchased from Brett Bouchy, the remaining 619,175 shares of the Company's Common Stock owned by him for $4.50 per share resulting in a gain to Mr. Bouchy of $2,489,083. In order to fund the repurchase and retirement of such shares, the Company sold in a January 1996 private placement of its Common Stock an aggregate of 619,175 shares for $4.50 per share after payment of commissions.

     In January 1996, the Company entered into a two-year distribution agreement with Bernstein Bros. Marketing Corporation (doing business as National Distributing) (a company in which Richard Bernstein, an officer and director of the Company, is President, a director and a principal stockholder) pursuant to which the Company agreed to sell to National Distributing at fixed product prices on a non-exclusive basis ChromaTrim and CitrusSlim chewing gum for distribution by National Distributing solely to non-chain convenience stores, grocery stores, drugstores and other similar retail food stores. There are no minimum sales requirements imposed under the agreement. The Company considers the product prices offered to National Distributing under the agreement to be fair, reasonable and consistent with product prices which would be offered to unaffiliated distributors. Sales by National Distributing of ChromaTrim chewing gum under a prior distribution agreement with the Company accounted for 42.8% and 14.1% of the Company's total sales for the years ended December 31, 1995 and 1996 respectively.

     In January 1996, the Company entered into a two-year distribution agreement with Universal Merchants, Inc. ("UMI") (a company in which Mr. Bernstein was formerly a principal stockholder) pursuant to which the Company agreed to sell to UMI at fixed product prices on a non-exclusive basis ChromaTrim and CitrusSlim chewing gum for distribution by UMI solely in the United States through direct response television infomercial advertising. There are no minimum sales requirements imposed under the agreement. The Company considers the product prices offered to UMI under the agreement to be fair, reasonable and consistent with product prices which would be offered to unaffiliated distributors. Sales by UMI of ChromaTrim chewing gum under a prior distribution agreement with the Company accounted for 26.7% and 2.8% of the Company's total sales for the years ended December 31, 1995 and 1996, respectively. In December 1994, the Company loaned National Distributing $100,000 bearing interest at 8% per annum. The loan was repaid with $3,000 interest in March 1995.

     In January 1996, Earl K. Manhold III, a former director of the Company, exercised options to purchase 60,000 shares of the Company's Common Stock at $2.00 per share and sold such shares to John E. Epert, the Company's then Chairman for the same price per share.

     The Company purchases ingredients used in its gum products from Interhealth Nutritionals, Inc., ("Interhealth"), a company in which Mr. Ratcliff was formerly a member of the Board of Directors. The Company did not pay a different price for the ingredient during the time Mr. Ratcliff was a member of Interhealth's Board of Directors and the Company believes that the price it has paid and currently pays for the ingredient is fair, reasonable and consistent with prices charged by unaffiliated suppliers.

     In January and August 1996, as a part of their employment, the Company loaned Messrs. Epert and Kern $150,000 and $66,000, respectively.

     In August 1996, Mr. Ratcliff granted Mr. Kern the option to purchase up to 50,000 shares of the Company's Common Stock held or purchasable by Mr. Ratcliff for $6.00 per share at any time between February 1, 1998 and February 28, 1998 so long as Mr. Kern is employed by the Company at that time.

     The Company believes that the terms of all agreements described above which involve the Company's officers, directors, principal stockholders or affiliates are fair, reasonable and consistent with terms that the Company could obtain from unaffiliated third parties. All future agreements with officers, directors, principal stockholders and affiliates will be approved by a majority of the Company's disinterested directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Angell & Deering conducted the audit of the Company's financial statements for the year ended December 31, 1996. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                                                     Jeffrey L. Bouchy
                                                     Secretary

April 25, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                          GUM TECH INTERNATIONAL, INC.
                            TO BE HELD JUNE 13, 1997


     The undersigned hereby appoints Gerald N. Kern as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Gum Tech International, Inc. held of record by the undersigned on April 23, 1997, at the Annual Meeting of Shareholders to be held June 13, 1997, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

     FOR all nominees listed below (except as     WITHHOLD AUTHORITY to vote for
     marked to the contrary below)                all nominees listed below.

     Richard Ratcliff       ------                Richard Bernstein      ------
     Gerald N. Kern         ------                William G. Meris       ------
     Gary S. Kehoe          ------                Robert J. Kwait        ------

     INSTRUCTIONS: To withhold authority to vote for any nominee, mark the space after the nominee's name as listed above.

     2. To approve an increase in the number of shares reserved for issuance under the Company's 1995 Stock Option Plan from 1,200,000 shares to 2,000,000 shares.

     FOR                     AGAINST                WITHHOLD VOTE
         -----                       -----                        -----

     3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF
DIRECTORS  NAMED IN ITEM (1)  ABOVE  AND FOR THE  PROPOSAL  SET FORTH IN ITEM 2,
ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
      -------------------------------   ----------------------------------------
                                        Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                      ----------------------------------------
                                        Signature, if held jointly

     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS.
              ---------